Exhibit 10.1
                          MUTUAL TERMINATION AGREEMENT

         THIS MUTUAL TERMINATION AGREEMENT, dated April 20, 2007 (the "Agreement"), is made and entered into by and among CHINA NATURAL HEALTH, INC., a Florida corporation formerly known as W-Candy, Inc., a Florida corporation "W-Candy"), having its principal executive offices located at located at 48 Dongfeng East Rd, Kantai Building A, Suite 702, Kunming Yunnan, People's Republic of China 650051 (hereinafter referred to as (the "Company"), CHINA SOUTHERN BIO-PHARMA, INC., a Florida corporation having its principal executive offices located at 48 Donfeng East Rd., Kantai Building A., Suite 702, Kumming Yunnan, China 6500051 (hereinafter referred to as the "China Southern"), MR. YONGKANG ZHOU, the Chief Executive Officer and the sole shareholder of China Southern (hereinafter referred to as the "Shareholder") and MR. BRIAN SHENKMAN, the former Chief Executive Officer of W-Candy.

         All terms not defined herein shall have the meanings ascribed to them in that certain Stock Purchase Agreement, dated February 13, 2007 (the "Purchase Agreement"), by and among W-Candy, China Southern and the Shareholder.

         The Company, W-Candy, Mr. Brian Shenkman, China Southern and the Shareholder are collectively referred to herein as the "Parties" and each individually as a "Party."

         WHEREAS, on February 13, 2007, W-Candy entered into the Purchase Agreement with China Southern and the Shareholder pursuant to which the parties intended for the Company to acquire all of the issued and outstanding capital stock of China Southern from the Shareholder in consideration for the W-Candy Shares, thereby making the China Southern a wholly-owned subsidiary of W-Candy and an indirect owner of 51% of Hero Pharmaceutical, in consideration for issuing the W-Candy Shares to the Shareholder subject to the terms and conditions set forth in the Purchase Agreement.

         WHEREAS, as a result of the Acquisition, the Shareholder beneficially owned approximately 75.46% of the issued and outstanding shares of common stock of the Company.

         WHEREAS, immediately following the consummation of the Acquisition, W-Candy changed its name to China Natural Health, Inc.

         WHEREAS, the Parties have now determined that it is in the best interests of all Parties to unwind the Acquisition and rescind the Purchase Agreement, for each Party to return to the other the consideration received in connection with the Acquisition and to release each other Party from all duties, rights, claims, causes of action, obligations and liabilities arising from, in connection with or relating to the Acquisition and Purchase Agreement, all as provided herein;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

         1. Agreement to Rescind. Subject to the terms and conditions set forth herein, the Parties agree to unwind the Acquisition, to rescind the Purchase Agreement and that the Purchase Agreement will be rescinded and of no further force and effect as of the Closing (as defined herein). The Parties acknowledge the China Southern Shares and W-Candy Shares have not been issued pursuant to the Purchase Agreement and agree that at the Closing, that the Shareholder will no longer have any ownership interest, either direct or indirect, in the Company and that the Company will no longer have any ownership interest, either direct or indirect, in China Southern or Hero Pharmaceutical, and that after the Closing, the former W-Candy shareholders will own 100% of the issued and outstanding capital stock of the Company and the Shareholder will own 100% of China Southern.

         2. Regulatory Compliance. The Company hereby undertakes and agrees after the execution of this Agreement by the Parties to notify each and every Company shareholder regarding the existence and terms of this Agreement.

         3. Closing. The closing of the transaction contemplated by this Agreement and the effectiveness thereof as contemplated by Section 1 shall take place at the law offices of The Sourlis Law Firm at such time and place as the Parties may mutually agree (the "Closing").

         4. Approval. Prior to Closing, the Board of Directors of the Company and a majority of its shareholders will have properly consented in writing to the actions contemplated hereby.

         5. Return of Consideration. At the Closing, each Party agrees to return to the other the consideration received by it in connection with the Purchase Agreement as follows:

                  a) W-Candy Shares: The Shareholder hereby agrees to endorse, assign and transfer to the Company all of his rights, title and interest in and to the W-Candy Shares. From time to time after the Closing, and without further consideration, the Shareholder agrees to execute and deliver all such other instruments of transfer and to take such other actions as the Company may reasonably request in order to effectuate the transfer of the W-Candy Shares to the Company.

                  b) China Southern Shares. The Company hereby agrees to endorse, assign and transfer to the Shareholder all of its right, title and interest in and to the China Southern Shares. From time to time after the Closing, and without further consideration, the Company agrees to execute and deliver all such other instruments of transfer and to take such other actions as the Shareholder may reasonably request in order to effectuate the transfer of the China Southern Shares to the Shareholder.

         6. Management. At the Closing, the Company's Board of Directors shall appoint Brian Shenkman as the Company's Chief Executive Officer, President, Secretary, Treasurer and Chairman and Kenneth Shenkman as the Company's Chief Financial Officer and Director. Simultaneously therewith, the Shareholder shall resign as the Company's Chief Executive Officer and Chairman of the Company's Board of Directors and Ms. Lanzheng Du shall resign as the Company's Chief Financial Officer and as a Director of the Company's Board of Directors.

         7. Releases: Each Party hereby unequivocally releases and discharges the other Party and any of its directors, agents, representatives, shareholders, financial advisors, affiliates, principals, or parents, and any administrators, successors and assigns of any action, choses in action, cases, claims, suits, injuries, damages, judgments and liabilities whatsoever, in law, equity or otherwise arising under, in connection with or relating to the Purchase Agreement or any transactions contemplated thereby or in connection with the events leading to the unwinding of the Acquisition and the rescission of the Purchase Agreement.

         8. Publicity and Disclosure. Except as required by law, no press releases shall be issued regarding the rescission of the Purchase Agreement by any Party without the prior written consents of the other Parties.

         9. Representations of the Parties. Each Party represents to the other that it has all requisite power and authority to execute and perform its obligations under this Agreement; that it has taken all necessary action to authorize such execution, delivery and performance; that such execution, delivery and performance does not violate or conflict with any law applicable to it, any provision of its charter or bylaws, or any order or judgment or order of any court or other agency of government applicable to it and that it has obtained any and all consents necessary such that this Agreement, when executed, will constitute the legal, valid and binding obligation of the Parties, enforceable in accordance with its respective terms.

         10. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supercedes all prior and contemporaneous agreements and understandings. This Agreement is binding upon and shall inure to the benefit of the Parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by all of the Parties hereto.

         11. Governing Law, Dispute Resolution and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the conflicts of laws principles thereof.

         12. Notices. All notices or other communications to be sent by any Party to this Agreement to any other Party shall be sent by certified mail, personal delivery or national overnight courier to the addresses herein designated or as may hereafter be designated in writing by a Party. Notice shall be deemed given and received on the date of actual delivery to the address specified thereon.

         13. Counterparts. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         14. Severability. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions thereof.

         15. Joint Drafting. This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of the Agreement.

         IN WITNESS WHEREOF, the Parties have made and executed this Agreement as of the day and year first above written.



CHINA NATURAL HEALTH, INC.


By: /s/ Yongkang Zhou
----------------------
    Name: Yongkang Zhou
    Title:   President


CHINA SOUTHERN BIO-PHARMA, INC.


By: /s/ Yongkang Zhou
----------------------
     Name: Yongkang Zhou
     Title:   President





By: /s/ Yongkang Zhou
----------------------
     Name: Yongkang Zhou



By: Brian Shenkman
------------------
    Name:  Brian Shenkman